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                                                                    EXHIBIT 23.1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accounts, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated
April 21, 2000 included in Brio Technology Inc.'s Form 10-K/A. Our report dated April 19, 1999 included in Brio Technology Inc.'s Form 10-K for the year ended March 31, 1999 is no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling-of-interests.


                                            ARTHUR ANDERSEN LLP

                                            /s/ Arthur Andersen LLP

San Jose, California
May 10, 2000